EXHIBIT 99.1

Scott’s Liquid Gold-Inc. Announces Expected Closing Date of Transaction with

Horizon Kinetics LLC and Related Corporate Actions

Denver, Colo., August 1, 2024 — (Business Wire) — Scott’s Liquid Gold-Inc. (“Scott’s” or the “Company”) (OTC: SLGD) today announced that it intends to close its previously-announced merger with Horizon Kinetics LLC (“Horizon Kinetics”) after market-close on August 1, 2024. In addition, on August 1, 2024, the Company intends to complete its 1-for-20 reverse stock split, reincorporation, and name change.

The Company expects that its shares of common stock will commence trading under the temporary ticker symbol “SLGDD” on August 2, 2024.

Following the reverse stock split, approximately 18 million of the Company’s shares are expected to be issued to members of Horizon Kinetics as merger consideration. On a pro forma basis, the Company’s legacy shareholders would therefore own approximately 3.5% of the combined company immediately after the closing. The Final Consideration was calculated based on Horizon Kinetics having AUM of approximately $7.9 billion and Net Tangible Assets of approximately $250 million, each as defined in the merger agreement.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the merger with Horizon Kinetics, including the expected closing date. All statements other than statements of historical facts contained herein, including statements on the anticipated effective date of the merger, reverse stock split, reincorporation, name change and ticker symbol change, statements on the anticipated percentage ownership by the Company’s legacy shareholders, and other statements regarding our, Horizon Kinetics’ or the combined company’s future financial position and results of operations, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, Horizon Kinetics, or the combined company, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs as a combined company.

Important factors that could cause actual results to differ from those in the forward-looking statements include: the possibility that the merger does not close, or does not close in a timely manner; the possibility that the ultimate ownership percentage of the legacy shareholders is different than disclosed herein, the possibility that anticipated benefits from the merger will not be realized, or will not be realized within the expected time period; and disruption from the merger making it more difficult to maintain business and operational relationships; among other risks.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2023 and our Form 10-Q for the fiscal quarter ended June 30, 2024, and the definitive proxy statement dated May 13, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Horizon Kinetics LLC

Horizon Kinetics LLC, through its subsidiary investment manager, Horizon Kinetics Asset Management LLC, is an investment advisory firm with approximately $7.9 billion assets under management as of July 24, 2024. Horizon Kinetics provides independent proprietary research and investment advisory services for long-only and alternative value-based investing strategies. The firm has offices in New York City, White Plains, New York, and Summit, New Jersey. For more information, please visit http://www.horizonkinetics.com.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. exists to positively impact consumers’ lives in the markets it serves while creating shareholder value. Scott’s develops, markets, and sells high-quality, high-value household products to mass merchandisers, supermarkets, hardware stores, and e-commerce retailers. For more information, please visit http://www.slginc.com.

Investor Relations Contact:

David Arndt

President & Chief Financial Officer

303.576.6027